EXHIBIT 99.1

         Community Bancorp Reports 47% Increase in Net Income for the First Nine Months -- EPS Increases 24% to $1.25

    ESCONDIDO, Calif.--(BUSINESS WIRE)--Oct. 21, 2004--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC) a community bank holding company with $541 million in total assets, today announced record financial results for the quarter and nine months ended September 30, 2004.
    Net income increased 47% for the nine months ended September 30, 2004 to $5.9 million compared to $4.0 million for the same period last year. Earnings per share (EPS) increased 24% for the nine months ended September 30, 2004 to $1.25 per diluted share compared to $1.01 per diluted share for the same period in 2003. For the quarter ended September 30, 2004, net income increased 35% to $2.0 million compared to $1.5 million for the quarter ended September 30, 2003. For the third quarter 2004, diluted EPS increased 23% to $0.43 compared to $0.35 for the same period last year. EPS for the three months and nine months ended September 30, 2004 include the effect of the 725,000 shares of common stock issued in the private placement completed during the third quarter of 2003.
    Return on average assets (ROA) increased to 1.56% for the nine months ended September 30, 2004 compared to 1.23% for the same period last year. For the third quarter 2004, ROA increased to 1.57% compared to 1.33% for the third quarter 2003. Return on average equity (ROE) was 19.64% for the nine months ended September 30, 2004 compared to 21.51% for the same period in 2003. For the third quarter in 2004, ROE was 19.76% compared to 19.93% for the third quarter 2003. The ROE in 2004 compared to 2003 included the effect of the $10.1 million private placement of 725,000 shares of Company common stock during the third quarter of 2003.
    "The results for the third quarter reflect our continued success during 2004, showing very good growth and more importantly increasing earnings," stated Michael J. Perdue, President and CEO. "Total average loans for the third quarter rose to $447.8 million, an increase of 19% compared to the third quarter a year ago, and average deposits also increased substantially, rising 16% to $447.0 million for the third quarter of 2004 compared to $386.0 million for the same period a year earlier. The continued improvement in our deposit mix has also contributed to our improved performance. Average demand deposits have increased significantly, rising 22% to $78.5 million for the third quarter 2004 compared to $64.6 million for the same period in 2003. As a result of very strong loan and deposit growth and the change in our deposit mix, our net interest income increased 22% for the third quarter 2004 over 2003, and our net interest margin increased 36 basis points from 4.91% in the third quarter 2003 to 5.27% in the third quarter 2004."
    The Company's efficiency ratio has continued to improve, decreasing to 59.12% for the first nine months of 2004 compared to 62.14% for the same period in 2003. Gross revenues (net interest income plus non interest income, excluding the loss on sale of repossessed assets) have increased 25% when comparing the first nine months of 2004 to 2003, while operating expenses have increased 19% for the same periods. Operating expenses for the three months and nine months ended September 30, 2004 were impacted by the cost of complying with the new Sarbanes-Oxley Sec. 404 provisions. These expenses, a majority of which will not be recurring, totaled $500,000 and $702,000 for the three months and nine months ended September 30, 2004, respectively. Without these additional expenses, operating expenses would have increased only 13% for the nine months ended September 30, 2004 when compared to the same period last year. We have continued to improve our operating leverage while maintaining strong growth in the balance sheet with both loans and deposits.
    Loan production was very strong, increasing 38% to $313.0 million for the nine months ended September 30, 2004 compared to $226.7 million for the same period in 2003 (excluding mortgage loans). Of these totals, commercial and other loan originations were 61% of the total production, or $191.5 million, while SBA loan originations were 39% of the total production. Both SBA 504 and 7a production have increased significantly for the first nine months of 2004. Year to date, SBA 7a production increased 17% to $43.3 million compared to $37.0 million for the same period last year. The SBA 504 unit has increased production even more dramatically, with a 177% increase to $78.3 million for the first nine months of 2004 compared to $28.3 million for the same period in 2003. SBA loan sales totaled $52.4 million for the first nine months of 2004 compared to $46.5 million for the same period in 2003. The result of the sales was an increase in gain on sale revenue during the first nine months of 2004 to $4.9 million compared to $3.7 million for the same period in 2003.
    During the nine months ended September 30, 2004, total interest income was $22.4 million, a 14% increase over the $19.8 million for the same period in 2003. The increase was the result of the 14.7% increase in average interest earning assets, partially offset by decreases in the yield on those assets. Total interest expense for the nine months ended September 30, 2004 decreased 18% to $4.0 million compared to $4.9 million for the same period in 2003. Interest expense was reduced due to the decline in cost of average deposits as a result of increases in the average balances of transaction accounts (interest bearing checking accounts, demand deposits, savings and money market accounts) and the repricing of deposits, partially offset by the increase in average balance of interest bearing deposits. Average transaction accounts increased significantly, rising 27% to $202.7 million for the nine months ended September 30, 2004 compared to $159.3 million for the same period in 2003.

    ASSET QUALITY AND CAPITAL RATIOS

    As of September 30, 2004, the reserve for loan losses increased to $6.0 million compared to $5.2 million as of December 31, 2003 and $4.5 million as of September 30, 2003. The reserve for loan losses as a percentage of total gross loans was 1.32% as of September 30, 2004 compared to 1.30% as of December 31, 2003 and 1.17% as of September 30, 2003. The reserve for loan losses as a percentage of total gross loans net of government guarantees was 1.43% as of September 30, 2004 compared to 1.40% as of December 31, 2003 and 1.26% as of September 30, 2003. During the nine months ended September 30, 2004, the Company recorded a provision for loan losses of $838,000 compared to $1.2 million for the same period in 2003.
    Non-performing loans totaled $4.7 million as of September 30, 2004 compared to $961,000 as of December 31, 2003 and $2.4 million as of September 30, 2003. Non-performing loans as a percentage of gross loans was 1.03% as of September 30, 2004 compared to 0.24% as of December 31, 2003 and 0.61% as of September 30, 2003. Net of government guarantees, non-performing loans totaled $2.8 million, or 0.61% of total gross loans, as of September 30, 2004 compared to $271,000, or 0.07% of total gross loans, as of December 31, 2003 and $910,000, or 0.23% of total gross loans, as of September 30, 2003.
    Non-performing assets were $4.7 million as of September 30, 2004 compared to $1.4 million as of December 31, 2003 and $3.6 million as of September 30, 2003. Net of government guarantees, non-performing assets as a percent of total assets were 0.53% as of September 30, 2004 compared to 0.15% as of December 31, 2003 and 0.46% as of September 30, 2003.
    Net loan charge offs to average net loans were 0.01% for the nine months ended September 30, 2004 compared to 0.22% for the same period in 2003.
    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's equity to assets was 7.92% as of September 30, 2004 compared to 7.78% as of December 31, 2003 and 7.60% as of September 30, 2003.

    CUYAMACA BANK, N.A. ACQUISITION

    Community Bancorp acquired Cuyamaca Bank, N.A. by merging it into Community National Bank, as of the close of business on October 1, 2004. As a result, Community will be consolidating the results of the combined entity beginning with the fourth quarter 2004.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $656 million in assets (including Cuyamaca Bank, N.A.) as of September 30, 2004, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with ten retail banking offices in Bonsall, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans in California, Arizona, Nevada and Oregon.

    FORWARD LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


CONSOLIDATED BALANCE SHEETS
---------------------------


(unaudited)                    Percentage September December September
(dollars in thousands)            change     30,       31,      30,
                                   from
                                 Sep 30,
                                   2003      2004     2003      2003
                               ---------------------------------------
ASSETS:
Cash and cash equivalents                  $49,332  $35,865   $36,843
Investments and interest
 bearing deposits in financial
 institutions                               20,472   25,607    25,419

Loans held for investment              7%  354,000  330,302   329,644
  Less allowance for loan losses            (6,029)  (5,210)   (4,545)
                                         -----------------------------
    Net loans held for investment          347,971  325,092   325,099
Loans held for sale                   83%  101,247   69,120    55,307
Premises and equipment, net                  3,951    3,653     3,728
Other real estate owned and
 repossessed assets                             39      458     1,199
Accrued interest and other assets            8,588    9,222     8,016
Income tax receivable and
 deferred tax asset, net                     3,858    3,569     1,732
Servicing assets, net                        3,698    3,247     3,076
Interest-only strips, at fair value          1,454      865       681
                                         -----------------------------

       Total assets                   17% $540,610 $476,698  $461,100
                                         =============================

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Deposits
   Interest bearing                   18% $372,119 $324,466  $314,305
   Non-interest bearing               25%   83,668   68,660    66,884
                                         -----------------------------
        Total deposits                20%  455,787  393,126   381,189

Short term borrowing                        20,000   25,000    24,000
Long term debt                              14,862   14,697    14,962
Accrued expenses and other
 liabilities                                 7,118    6,794     5,921
                                         -----------------------------
       Total liabilities              17%  497,767  439,617   426,072
                                         -----------------------------

Stockholders' equity

Common stock, $0.625 par value;
 authorized 10,000,000 shares,
 issued and outstanding:
 4,422,689 at September 30,
 2004; 4,364,942 at December
 31, 2003; and 4,360,090 at
 September 30, 2003                          2,764    2,728     2,725
Additional paid-in capital                  21,351   20,907    20,697
Accumulated other comprehensive
 gain (loss), net of income taxes              (11)     (75)      (13)
Retained earnings                           18,739   13,521    11,619
                                         -----------------------------

       Total stockholders' equity     22%   42,843   37,081    35,028
                                         -----------------------------

       Total liabilities and
        stockholders' equity          17% $540,610 $476,698  $461,100
                                         =============================


CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------
(unaudited)
(dollars in thousands, except per share data)

                   Qtly      Quarter Ended    Nine Months Ended  Ann
                    %        September 30,       September 30,    %
INTEREST INCOME   Change     2004      2003      2004      2003 Change
                  ----------------------------------------------------
Interest on loans          $7,522    $6,428   $21,585   $18,841
Interest on fed
 funds sold                    52        53       124       111
Interest-earning
 deposits with
 banks                          1         1         3         5
Interest on
 trading
 securities                     -        43         -       132
Interest on other
 investments                  232       178       726       665
                        ----------------------------------------
Total Interest
 Income              16%    7,807     6,703    22,438    19,754    14%

INTEREST EXPENSE
Deposits                    1,126     1,185     3,166     4,033
Other borrowed
 money                        267       261       794       819
                        ----------------------------------------
Total Interest
 Expense             -4%    1,393     1,446     3,960     4,852   -18%

Net interest
 income              22%    6,414     5,257    18,478    14,902    24%
Provision for loan
 losses                       325       474       838     1,195
                        ----------------------------------------
Net Interest
 Income After Loan
 Loss Provision      27%    6,089     4,783    17,640    13,707    29%

OTHER OPERATING
 INCOME
Net gain on sale
 of loans                   1,952     1,352     4,938     3,723
Loan servicing
 fees, net                    221       166       614       481
Customer service
 charges                      185       180       569       548
Gain (Loss) on OREO and
 other repossessed
 assets                      (160)        -      (160)        -
Other fee income              335       313       956       825
                        ----------------------------------------
Total Other
 Operating Income    26%    2,533     2,011     6,917     5,577    24%

OTHER OPERATING
 EXPENSES
Salaries and
 employee benefits          2,916     2,473     8,134     7,194
Occupancy                     340       335     1,033       974
Depreciation                  190       199       566       613
Other                       1,890     1,361     5,374     3,944
                        ----------------------------------------
Total Other
 Operating
 Expenses            22%    5,336     4,368    15,107    12,725    19%
                        ----------------------------------------

Income before
 income taxes               3,286     2,426     9,450     6,559
Income tax                  1,256       919     3,573     2,565
                        ----------------------------------------
NET INCOME           35%   $2,030    $1,507    $5,877    $3,994    47%
                        ========================================

Per Share Data
Basic earnings per
 share               24%    $0.46     $0.37     $1.34     $1.07    25%
                        ========================================
Diluted earnings
 per share           23%    $0.43     $0.35     $1.25     $1.01    24%
                        ========================================
Average shares for
 basic earnings
 per share              4,402,605 4,058,348 4,385,565 3,742,727
Average shares for
 diluted earnings
 per share              4,705,546 4,318,863 4,685,097 3,969,567


SUPPLEMENTAL DATA
-----------------
(unaudited)
(dollars in thousands, except per share data)

                                         Quarter ended  Year to date
                                                           ended
                                         September 30,  September 30,
                                        ------------------------------
                                          2004   2003     2004   2003
                                        ------------------------------
Annualized return on average assets       1.57%  1.33%    1.56%  1.23%
Annualized return on average equity      19.76% 19.93%   19.64% 21.51%
Efficiency ratio                         58.59% 60.10%   59.12% 62.14%
Annualized net interest margin            5.27%  4.91%    5.29%  4.90%
Book value per share                     $9.69  $8.03
Dividends per share                      $0.05     $-    $0.15     $-

NON-PERFORMING ASSETS                                     At
                                        At September   December
                                             30,          31,
---------------------------------------------------------------
                                          2004   2003    2003
                                        -----------------------
Non-accrual loans                       $4,701 $2,378     $961
Loans past due 90 days or more               -      -        -
Restructured loans                           -      -        -
                                        -----------------------
Total non-performing loans               4,701  2,378      961
OREO & other repossessed assets             39  1,199      458
                                        -----------------------
Total non-performing assets             $4,740 $3,577   $1,419
                                        =======================
Total non-performing loans/gross loans    1.03%  0.61%    0.24%
Total non-performing assets/total assets 0.88% 0.78% 0.30% Total non-performing loans net of
 guarantees/gross loans                   0.61%  0.23%    0.07%
Total non-performing assets net of
 guarantees/total assets                  0.53%  0.46%    0.15%

ALLOWANCE FOR LOAN LOSSES               Quarter ended   Year to date
                                         September 30, ended September
                                                             30,
----------------------------------------------------------------------
                                          2004   2003     2004   2003
                                        ------------------------------
Balance at beginning of period          $5,715 $4,530   $5,210 $3,945
Provision for loan losses                  325    474      838  1,195
Recovery of (provision for) reserve for
   losses on commitments to extend
    credit                                   -     11        -     (5)
Charge offs, (net of recoveries)           (11)  (470)     (19)  (590)
                                        ------------------------------
Balance at end of period                $6,029 $4,545   $6,029 $4,545
                                        ==============================
Loan loss allowance/gross loans           1.32%   1.17%
Loan loss allowance/gross loans net of
 guarantees                               1.43%   1.26%
Loan loss allowance/loans held for
 investment                               1.70%   1.38%
Loan loss allowance/non-performing
 loans                                  128.25% 191.13%
Loan loss allowance/non-performing
 assets                                 127.19% 127.06%
Loan loss allowance/non-performing
 loans, net of guarantees               215.24% 499.45%
Loan loss allowance/non-performing
 assets, net of guarantees              212.36% 215.50%
Net Charge offs (annualized) to average
 loans                                    0.01%  0.50%    0.01%  0.22%

CAPITAL RATIOS                                           At
                                        At September   December
                                              30,        31,
---------------------------------------------------------------
                                          2004   2003    2003
                                        -----------------------
Holding Company Ratios
     Total capital (to risk-weighted
      assets)                            13.08% 13.71%   13.77%
     Tier 1 capital (to risk-weighted
      assets)                            11.68% 11.68%   11.88%
     Tier 1 capital (to average assets)  10.95% 10.22%   10.67%
     Equity to total assets               7.92%  7.60%    7.78%

Bank only Ratios
     Total capital (to risk-weighted
      assets)                            11.22% 13.32%   13.39%
     Tier 1 capital (to risk-weighted
      assets)                             9.97% 12.13%   12.14%
     Tier 1 capital (to average assets)   9.35% 10.61%   10.90%


Average Consolidated Balance Sheets
(unaudited)
(dollars in thousands)

For the three months
 ended September 30,           2004                    2003
                      ------------------------------------------------
                     Average Interest Average Average Interest Average
                     Balance Earned/  Rate/   Balance  Earned/ Rate/
                               Paid    Yield            Paid   Yield
                      ------------------------------------------------
Average assets:
Securities and time
 deposits at other
 banks                 $22,157    $233   4.18% $26,870    $222   3.28%
Fed funds sold          14,477      52   1.43%  21,503      53   0.98%
Loans:
     Commercial        168,478   2,673   6.31% 109,090   1,686   6.13%
     Real Estate       247,205   4,281   6.89% 232,856   4,118   7.02%
     Aircraft           29,108     508   6.94%  29,709     533   7.12%
     Consumer            3,040      60   7.85%   4,483      91   8.05%
                      -----------------       -----------------
          Total loans  447,831   7,522   6.68% 376,138   6,428   6.78%
                      -----------------       -----------------
Total earning assets   484,465   7,807   6.41% 424,511   6,703   6.26%
Non earning assets      33,899                  29,911
                      ---------               ---------
Total average assets  $518,364                $454,422
                      =========               =========

Average liabilities
 and stockholders'
 equity:
Interest bearing
 deposits:
     Savings and
      interest bearing
      accounts        $134,908    $155   0.46%$113,993    $186   0.65%
     Time deposits     233,611     971   1.65% 207,425     999   1.91%
                      -----------------       -----------------
          Total
           interest
           bearing
           deposits    368,519   1,126   1.22% 321,418   1,185   1.46%
Short term borrowing     8,470      32   1.50%  21,412      69   1.28%
Long term debt          14,676     235   6.37%  10,415     192   7.31%
                      -----------------       -----------------
Total interest bearing
 liabilities           391,665   1,393   1.41% 353,245   1,446   1.62%
Demand deposits         78,491                  64,568
Accrued expenses and
 other liabilities       7,105                   6,366
Net stockholders'
 equity                 41,103                  30,243
                      ---------               ---------
Total average
 liabilities and
 stockholders' equity $518,364  $6,414        $454,422  $5,257
                      =================       =================

Net interest spread                      5.00%                   4.64%
                                       =======                 =======

Net interest margin                      5.27%                   4.91%
                                       =======                 =======

                      ------------------------------------------------
For the nine months
 ended September 30,            2004                    2003
                      ------------------------------------------------
Average assets:
Securities and time
 deposits at other
 banks                 $24,635    $729   3.95% $30,350    $802   3.53%
Fed funds sold          14,831     124   1.12%  13,798     111   1.08%
Loans:
     Commercial        151,433   7,199   6.35% 108,063   5,155   6.38%
     Real Estate       242,316  12,623   6.96% 219,672  11,725   7.14%
     Aircraft           29,893   1,569   7.01%  29,484   1,638   7.43%
     Consumer            3,415     194   7.59%   5,519     323   7.82%
                      -----------------       -----------------
          Total loans  427,057  21,585   6.75% 362,738  18,841   6.94%
                      -----------------       -----------------
Total earning assets   466,523  22,438   6.42% 406,886  19,754   6.49%
Non earning assets      34,950                  27,496
                      ---------               ---------
Total average assets  $501,473                $434,382
                      =========               =========

Average liabilities
 and stockholders'
 equity:
Interest bearing
 deposits:
     Savings and
      interest bearing
      accounts        $124,103    $438   0.47%$100,312    $563   0.75%
     Time deposits     225,467   2,728   1.62% 211,675   3,470   2.19%
                      -----------------       -----------------
          Total
           interest
           bearing
           deposits    349,570   3,166   1.21% 311,987   4,033   1.73%
Short term borrowing    11,866     107   1.20%  22,679     285   1.68%
Long term debt          14,683     687   6.25%  10,138     534   7.04%
                      -----------------       -----------------
Total interest bearing
 liabilities           376,119   3,960   1.41% 344,804   4,852   1.88%
Demand deposits         78,627                  58,958
Accrued expenses and
 other liabilities       6,834                   5,864
Net stockholders'
 equity                 39,893                  24,756
                      ---------               ---------
Total average
 liabilities and
 stockholders' equity $501,473 $18,478        $434,382 $14,902
                      =================       =================

Net interest spread                      5.01%                   4.61%
                                       =======                 =======

Net interest margin                      5.29%                   4.90%
                                       =======                 =======


    CONTACT: Community Bancorp Inc.
             Michael J. Perdue, 760-432-1100
             www.comnb.com